Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Macerich Company
Santa Monica, California

We consent to the incorporation by reference in the registration statements (Nos. 333‑176762, 333‑107063 and 333‑121630) on Form S‑3 and (Nos. 333-00584, 333‑42309, 333‑42303, 333-69995, 333‑108193, 333-120585, 333‑161371, 333-186915 and 333-186916) on Form S‑8 of The Macerich Company of our reports dated February 21, 2014, with respect to the consolidated balance sheets of The Macerich Company as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, equity and redeemable noncontrolling interests and cash flows for each of the years in the three‑year period ended December 31, 2013, the financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10‑K of The Macerich Company.

/s/ KPMG LLP
Los Angeles, California
February 21, 2014